UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2022

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 23, 2022, Resource REIT, Inc. (the “Company”), Rapids Parent LLC (“Parent”) and Rapids Merger Sub LLC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub (the “Merger”). Upon completion of the Merger, Merger Sub will survive and the separate existence of the Company will cease. The Merger and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Board”). Parent and Merger Sub are affiliates of Blackstone Real Estate Income Trust, Inc. (“BREIT”), which is an affiliate of Blackstone Inc.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock (or fraction thereof), $0.01 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $14.75 (the “Common Stock Consideration”), without interest. In addition, at the Effective Time, each share of convertible stock (or fraction thereof), $0.01 par value per share, of the Company (“Company Convertible Stock”) that is issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $1,846.76, without interest.

Notwithstanding the foregoing, each share of Company Common Stock and Company Convertible Stock then held by the Company or any subsidiary of the Company or held by Parent or Merger Sub, if any, will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of Company Common Stock and Company Convertible Stock in connection with or as a consequence of the Merger.

Pursuant to the terms and conditions in the Merger Agreement, immediately prior to the Effective Time, each outstanding share of unvested time-vested restricted Company Common Stock (“Time-Vested Restricted Stock”) granted pursuant to the Company’s 2020 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) will automatically become fully vested and all restrictions and reacquisition rights thereon will lapse, and thereafter all shares of Company Common Stock represented thereby will be considered outstanding for all purposes under the Merger Agreement and will have the right to receive the Common Stock Consideration, less any applicable withholding taxes. In addition, immediately prior to the Effective Time, each outstanding award of unvested performance-based restricted Company Common Stock (“Performance Restricted Stock”) granted pursuant to the Long-Term Incentive Plan will automatically become vested with respect to 100% of the target number of shares of Performance Restricted Stock and all restrictions and reacquisition rights thereon will lapse, and thereafter all shares of Company Common Stock represented thereby will be considered outstanding for all purposes under the Merger Agreement and will have the right to receive the Common Stock Consideration, less any applicable withholding taxes. In addition, the Company shall pay each holder of Time-Vested Restricted Stock and Performance Restricted Stock an amount equal to all accrued and unpaid cash dividends up to, and including, the Effective Time (less any applicable withholding tax), in accordance with the terms of the applicable award agreement.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Merger. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by Parent or Merger Sub.

The consummation of the Merger is subject to certain customary closing conditions, including, among others, approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to cast a vote on the Merger (the “Stockholder Approval”). The Merger Agreement requires the Company to convene a stockholders’ meeting for the purpose of obtaining the Stockholder Approval. In addition, the holders of at least two-thirds of the outstanding shares of Company Convertible Stock entitled to vote on the Merger have approved the Merger by written consent in accordance with Maryland law and the Company’s charter and bylaws.

The Company has agreed not to solicit or enter into an agreement regarding a Competing Proposal or Inquiry (as such terms are defined in the Merger Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Competing Proposal or Inquiry. However, the Company may, prior to obtaining the Stockholder Approval, engage in discussions or negotiations and provide non-public information to a third party that has made an unsolicited bona fide written Competing Proposal that did not result from a breach of the non-solicit provisions of the Merger Agreement if the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Competing Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to lead to a Superior Proposal.

Prior to obtaining the Stockholder Approval, the Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Stockholder Approval, if, after following certain procedures and adhering to certain restrictions, the Board effects an Adverse Recommendation Change in connection with a Superior Proposal and the Company enters into a definitive agreement providing for the implementation of a Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Board effects an Adverse Recommendation Change.

Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $80 million. In certain other circumstances, Parent will be required to pay the Company a reverse termination fee of $258 million upon termination of the Merger Agreement. BREIT’s operating partnership has guaranteed payment of the reverse termination fee and certain expenses.

The Company may continue to pay regular quarterly dividends of no more than $0.07 per share of Company Common Stock for the first two quarters of 2022. Thereafter, the Company may not pay dividends except as necessary to preserve its tax status as a real estate investment trust (“REIT”), and any such dividends would result in an offsetting decrease to the Common Stock Consideration.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the Securities and Exchange Commission (“SEC”).

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of the additional work that has been done and will need to be performed to successfully consummate the Merger, and in order to encourage retention of key employees through the consummation of the Merger, on January 23, 2022, the compensation committee of the Board approved the 2022 Employee Retention/Transaction Bonus Plan pursuant to which the Company will provide cash retention/transaction bonuses to the Company’s employees. The retention bonuses are to be paid at the Effective Time or promptly thereafter, subject to continued employment with the Company through the consummation of the Merger. For the Company’s executive officers, Alan F. Feldman, Thomas C. Elliott, Marshall P. Hayes and Shelle Weisbaum, the amount of the retention bonus will be $2,450,000, $1,500,000, $1,500,000, and $750,000, respectively.

Item 7.01	Regulation FD Disclosure.

On January 24, 2022, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Mini Tender Offer Response

Currently, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC, CMG Partners, LLC and Blue River Capital LLC, are conducting a mini-tender offer for up to 300,000 shares of Company Common Stock, which is approximately 0.2% of the outstanding Company Common Stock, for $5.00 per share. Given the Common Stock Consideration of $14.75 per share payable in the Merger, on January 23, 2022, the Board unanimously voted to recommend to its stockholders that they reject the mini-tender offer. The Company has commenced distribution to its stockholders of the response containing this recommendation appearing as Exhibit 99.2 hereto.

Suspension of Share Redemption Program and Distribution Reinvestment Plan

In connection with the proposed Merger, on January 23, 2022, the Board approved the suspension of the Company’s share redemption program and distribution reinvestment plan effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 23, 2022, by and among Rapids Parent LLC, Rapids Merger Sub LLC and Resource REIT, Inc.

99.1	Press Release, dated January 24, 2022

99.2	Response to Mini-Tender Offer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information about the Proposed Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed Merger involving the Company. In connection with the proposed Merger, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.resourcereit.com, or by contacting the Company’s Investor Relations Department at 866-469-0129.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 25, 2021, its proxy statement for its 2021annual meeting of stockholders, which was filed with the SEC on April 26, 2021 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward Looking Statements

The forward-looking statements contained in this Current Report on Form 8-K, including statements regarding the proposed Merger and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the Stockholder Approval required to consummate the Merger and the timing of the closing of the Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: January 24, 2022	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President